UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

TIANHE UNION HOLDINGS LIMITED

(Exact name of Registrant as specified in charter)

Nevada	333-199967	30-0829385
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Wall Street, 28 Fl, Unit 2856 New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

+646-512-5859

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 21, 2016, Mr. Ronghua Wang resigned as a member of the Board of Directors (the “Board”) of Tianhe Union Holdings Limited, a Nevada corporation (the “Company”). The Board accepted Mr. Wang’s resignation. Mr. Wang’s resignation was not the result of any disagreement with the Company on matters relating to its operations, policies or practices.

Effective April 21, 2016, the Registrant appointed Ms. Weiwei Jie to its Board. There is no arrangement or understanding between Ms. Jie and any other persons pursuant to which she was appointed as a director of the Company. Ms. Jie does not receive any compensation in serving as a director of the Company at the moment. Biographical information of Ms. Jie is as follows:

Weiwei Jie. Ms. Jie, 27, has served as Vice General Manager of Anhui Avi-trip Technology Co., Ltd. since March 2014. From May 2010 till November 2013, Ms. Jie served as the Vice General Manager at the product department of CNUTG Travel Service Co., Ltd. From October 2007 till May 2010, Ms. Jie served as the Sales Supervisor of Mangon Co., Ltd. Ms. Jie holds a junior college degree in Customer Relations at West Anhui University, Anhui Province, China.

There is no family relationship between Ms. Jie and any of our directors or management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tianhe Union Holdings Limited
(Registrant)

Date: April 26, 2016	By:	/s/ Yang Jie
	Name:	Yang Jie
	Title:	President & Chief Executive Officer

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